UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2004

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2004, Dril-Quip, Inc. (the “Company”) entered into letter agreements (the “Letter Agreements”) with each of Messrs. Larry E. Reimert, Gary D. Smith and J. Mike Walker, the Company’s three Co-Chief Executive Officers (the “Co-CEOs”). Pursuant to the Letter Agreements, the Co-CEOs have waived their rights to receive stock option awards in 2004 under their respective employment agreements with the Company. The Letter Agreements have been entered into by the Company and the Co-CEOs in light of the current uncertainty surrounding stock option expensing. The foregoing description is qualified by reference to the terms of the Letter Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Letter Agreement dated October 28, 2004 between Larry E. Reimert and Dril-Quip, Inc.

10.2	Letter Agreement dated October 28, 2004 between Gary D. Smith and Dril-Quip, Inc.

10.3	Letter Agreement dated October 28, 2004 between J. Mike Walker and Dril-Quip, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/S/ GARY D. SMITH
Gary D. Smith
Co-Chairman and Co-Chief Executive Officer

Date: October 29, 2004

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated October 28, 2004 between Larry E. Reimert and Dril-Quip, Inc.

10.2	Letter Agreement dated October 28, 2004 between Gary D. Smith and Dril-Quip, Inc.

10.3	Letter Agreement dated October 28, 2004 between J. Mike Walker and Dril-Quip, Inc.

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